Exhibit 99.2

ELECTION FORM	Return this form with your stock certificate(s) in the GREEN enclosed envelope to American Stock Transfer & Trust Company, Attn: Shareholder Relations, as indicated below:

COLUMBIA BANKING SYSTEMS, INC. (Columbia)	By Mail, Hand or Overnight Delivery:	59 Maiden Lane New York, NY 10038
DO NOT MAIL THIS ELECTION FORM TO COLUMBIA OR BANK OF ASTORIA.
BANK OF ASTORIA	DIRECT ANY QUESTIONS TO AMERICAN STOCK TRANSFER & TRUST COMPANY AT 1-877-248-6417. FACSIMILE NUMBER: 1-718-234-5001

1. ABOUT YOU AND YOUR SHARES — Indicate Address Change as Necessary Below

Number of Shares	Certificate Number
Total Number of Certificated Shares Enclosed:

2. ELECTION – Unless you (a) own 100 or fewer Bank of Astoria shares; (b) vote your Bank of Astoria shares against the merger; or (c) deliver a notice of dissent to Bank of Astoria, you may select one of the following options:			All certificates for shares that are covered by your election or shares for which a properly completed Notice of Guaranteed Delivery is delivered, MUST accompany this form

☐ 1.	Exchange all of my Bank of Astoria shares for Columbia shares (the “All Stock Election”).	☐ 2.	Exchange all of my Bank of Astoria shares for cash (the “All Cash Election”).

☐ 3.	Exchange all of my Bank of Astoria shares for a predetermined split of Columbia shares and cash based on the percentages of cash and stock to be paid by Columbia in the merger (the “Mixed Election”).	☐ 4.

Exchange percent (        %) (please specify a whole percentage that is a multiple of 5%) of my Bank of Astoria shares for Columbia shares (rounded down to the nearest whole share by the Exchange Agent) and the balance for cash (the “Special Election”).

3. REQUIRED SIGNATURES — All shareholders must sign below. The shareholder whose Social Security Number or Employer Identification Number appears to the right must sign the W-9 Certification.	Social Security Number or Employer Identification Number
X Signature of Shareholder Date X Signature of Shareholder (if joint account) Date ( ) - Daytime Phone Number, including Area Code

W-9 Certification — I certify under penalties of perjury that the number shown above is my correct Taxpayer Identification Number (TIN), that I have entered the correct TIN or that I am waiting for a TIN to be issued to me and I am not subject to withholding. If I fail to furnish my correct TIN, I may be subject to a penalty by the IRS. Also, such a failure would result in backup withholding of 30% of any payment made to me.

X

Signature of Shareholder whose Social Security Number       Date

or Employer Identification Number is shown above.

4. LOST, MISSING OR DESTROYED CERTIFICATE(S)

To replace any lost, missing or destroyed certificates, please contact Julie Adelman at Bank of Astoria, the transfer agent for Bank of Astoria common stock, immediately at 1-503-325-2228. Replacement of any lost, missing or destroyed certificates may require you to provide a bond, indemnity, or other reasonable assurances required by American Stock Transfer or Columbia.

5. SPECIAL TRANSFER OR PAYMENT INSTRUCTIONS	6. SPECIAL DELIVERY INSTRUCTIONS

The Columbia shares or check that you receive in the exchange will be issued in the name(s) printed in Section 1 unless you indicate a different name(s) below. If you indicate a different name(s), your signature and a Signature Guarantee are required, and the Substitute Form W-9 below must be completed by the new shareholder.

NAME

NAME (If Joint)

ADDRESS

CITY                                                 STATE                            ZIP

X

AUTHORIZED SIGNATURE(S)

PLACE MEDALLION

SIGNATURE GUARANTEE HERE:

A Columbia stock certificate or a check will be mailed to the person and address shown in Section 1 (or the person and address in Section 5, if completed) unless you indicate a different address below:

NAME

ADDRESS

CITY                                      STATE                  ZIP

7. You must complete this Substitute Form W-9 only if you complete Section 5 or if the tax identification number shown in Section 3 is incorrect or missing.

Payor: AMERICAN STOCK TRANSFER & TRUST COMPANY
Substitute Form W-9 Department of the Treasury Internal Revenue Service	Request for Taxpayer Identification Number and Certification	Give form to the requester. Do NOT send to the IRS.
Please print or type

Name (if a joint account or you changed your name, see Instruction 6):

Business name, if different from above (See Instruction 6):

Check appropriate box:     ☐ Individual/Sole proprietor       ☐ Corporation     ☐ Partnership         ☐ Other

	Address (number, street, and apt. or suite no.) City, State, and ZIP code	Requester’s name and address (optional): List account number(s) here (optional)
Part I Taxpayer Identification Number (TIN)
Enter your TIN in the appropriate box. For individuals, this is your social security number (SSN). However, if you are a resident alien or a sole proprietor, see the enclosed IRS Instructions for Completing Substitute Form W-9 on page 2. For other entities, it is your employer identification number (EIN). If you do not have a number, see How to get a TIN on page 2 of the IRS Instructions.		Social security number OR Employer identification number
Note: If the account is in more than one name, see the chart on page 3 of the IRS Instructions for guidelines on whose number to enter.

Part II Certification

Under penalties of perjury, I certify that:

        1.      The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

        2.      I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

        3.      I am a U.S. person (including a U.S. resident alien).

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

Sign Here: Date: